UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2018

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

55 Challenger Road	07660
Ridgefield Park, NJ 07660	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code (201) 371-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On April 16, 2018 Haig S. Bagerdjian, a director of Innodata Inc. (the “Company”), notified the Company of his intention not to stand for re-election as a director at the Company’s 2018 annual meeting of stockholders.

(d)	On April 16, 2018 the Board of Directors of the Company elected David B. Atkinson, Brian E. Kardon and Douglas J. Manoni to serve as directors of the Company, effective immediately.

As of the date of this filing there has been no determination as to the committees of the Board of Directors to which Messrs. Atkinson, Kardon or Manoni will be named.

In accordance with the Company’s compensation policies for non-employee directors, Messrs. Atkinson, Kardon and Manoni will each be compensated at the rate of $2,500 per month.  The Company also reimburses its outside directors for travel expenses and other out-of-pocket expenses associated with attending non-telephonic board meetings.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release of Innodata Inc. dated April 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: April 18, 2018	By:	/s/ Amy R. Agress

Amy R. Agress
Senior Vice President and General Counsel

Index to Exhibits

Description

99.1	Press release of Innodata Inc. dated April 18, 2018